                            JOINT CODE OF ETHICS FOR
                          JACOB INTERNET FUND INC. AND
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

Jacob Internet Fund Inc. (the "Fund") and Jacob Asset Management of New York LLC, the Fund's investment adviser (the "Adviser") have determined to adopt this Joint Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the "1940 Act").

I.   STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons. Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the Fund and the Advisory Clients before his personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the Fund or the Advisory Clients.

II.  DEFINITIONS

     A. An "Access Person" means (i) any director, officer, manager, member or Advisory Person (as defined below) of the Fund or any investment adviser of the Fund (other than the Adviser); (ii) any manager, member or Advisory Person of the Adviser; and (iii) any director, officer or general partner of a principal underwriter of the Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

     B. An "Advisory Person" means any employee of the Fund, any investment adviser thereof, or the Adviser (or of any company in a control relationship to the Fund, the Adviser or any other investment adviser of the Fund), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or by the Adviser's registered investment company clients or other advisory clients (individually an "Advisory Client" and collectively, the "Advisory Clients"), or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Fund, any investment adviser thereof, or the Adviser who obtains information regarding the purchase or sale of securities.

     C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Fund.

     D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser (other than the Adviser), sub-adviser, administrator or principal underwriter for the Fund substantially in conformity with Rule 17j-1 of the 1940 Act, provided, however, that the compliance officer of any investment adviser (other than the Adviser), sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Fund stating that such entity has adopted or approved the continuation of its code of ethics and that the code of ethics contains provisions reasonably necessary to prevent its Access Persons from violating Rule 17j-1; and (ii) notify the Fund's compliance officer of any material violation of such entity's code of ethics upon actual knowledge by such compliance officer that such a violation had occurred. The Fund's compliance officer shall report any such violations to the Fund's Board of Directors in accordance with the provisions of the Code as if the report of the violation had been made under the Code.

     E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

     F. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     G. "Independent Director" means a Director of the Fund who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of any investment adviser to the Fund. Affiliates of brokers or dealers are also "interested persons," except as provided in Rule 2a19-1 under the 1940 Act.

     H. "Reportable Fund" means (i) any investment company for which the Advisor serves as an investment advisor or (ii) any investment company whose investment adviser or principal underwriter controls, is controlled by, or is under common control with the Advisor.

     I. The "Review Officer" is the person designated by the Fund's Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation, the Review Officer shall be the Fund's compliance officer. If the Review Officer is also an Access Person, another individual will perform Review Officer duties with respect to the Access Person/Review Officer.

     J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     K. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities) and includes Reportable Funds. Security shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Directors of the Fund, shares of registered open-end investment companies (other than Reportable Funds), and securities related to broad-based indices (e.g. ETFs of the S&P 500(R) or Nasdaq
          100).

     L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     A.   Blackout Periods

          1. No Access Person (other than an Independent Director) shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known that the Fund or the Advisory Clients have a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Fund or the Advisory Clients trade (or have traded) in that security.

     B.   Initial Public Offerings and Private Placements

          With regard to initial public offerings and private placements, each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund or Advisory Clients, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Fund or the Adviser acting on behalf of Advisory Clients) for any acquisition of securities in an initial public offering or private placement. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of such securities, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

          2. after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund or any other Advisory Client for investment in that issuer.

          Any express prior written approval received from the Review Officer shall be valid only on the day on which it was issued. If the Fund or Adviser acting on behalf of an Advisory Client decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     C.   Short-term Trading Profits

          1. For Securities, Except Reportable Funds. No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Access Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Fund's Board of Directors approves otherwise, be disgorged as directed by the Fund's Board of Directors.

          2.   For Reportable Funds.

               a. Access Persons, officers and employees of the Adviser (including full-time, part-time and temporary employees) are required to maintain holdings in a Reportable Fund for a minimum of 60 calendar days before such persons are permitted to redeem their shares at a profit (the "Mandatory Holding Period"). Any redemption in violation of the Mandatory Holding Period that is not otherwise exempted or excepted from this policy will result in the required disgorgement of the profits resulting from the transaction. Any disgorgement shall be donated to a charitable organization selected by the Board of Directors.

               b. Exemptions and Exceptions. In addition to the exceptions listed in III.F., the Mandatory Holding Period does not apply to systematic purchases of shares of a Reportable Fund, such as periodic rebalancing of an investment portfolio, or similar transactions. Upon written request submitted to the Compliance Officer, the Compliance Officer may grant an exception to the Mandatory Holding Period for certain significant life events (e.g., marriage, education, purchase of home, etc.); however, the Compliance Officer will report such exceptions to the Board of Directors at the




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                    next regularly scheduled board meeting.

     D.   Gifts

          1. Accepting Gifts. On occasion, because of their position with the Company, Access Persons may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts, as well as cash in any amount, is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of the Company. Gifts of nominal value, customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Access Person that might violate this Code must be promptly reported to the CCO.

          2. Solicitation of gifts. Access Persons are prohibited from soliciting gifts of any size under any circumstances.

          3. Giving gifts. Access Persons may not give any gift above a nominal value to an Advisory Client or persons who do business with, regulate, advise or render professional services to the Company.

     E.   Service as a Director

          1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Fund, based upon a determination that such board service would be consistent with the interests of the Fund and its investors or the Advisory Clients.

          2. If board service of an Advisory Person is authorized by the Board of Directors of the Fund such Advisory Person shall be isolated from the investment making decisions of the Fund or Advisory Clients with respect to the company of which he is a director.

     F.   Exempted Transactions

          The prohibition of Section III. shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales that are non-volitional on the part of the Access Person, the Fund or the Advisory Clients, including mergers, recapitalizations or similar transactions;

          3. purchases which are part of an automatic dividend reinvestment plan; and




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          4.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.  COMPLIANCE PROCEDURES

     A.   Preclearance Requirements

          1.   Preclearance for Securities (except Reportable Funds)

               An Access Person (other than a Independent Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security, except Reportable Funds, except as provided below unless:

               a.   such purchase or sale has been approved by the Review
                    Officer;

               b. the approved transaction is completed within five business days of the day approval is received; and

               c. the Review Officer has not rescinded such approval prior to execution of the transaction.

          2.   Prelearance for Transactions in a Reportable Fund

               All Access Persons, officers and employees of the Adviser must preclear transactions in a Reportable Fund. The Personal Trading Request and Authorization for Purchase or Sale of a Reportable Fund form attached to the Code shall be used for this purpose.

     B.   Reporting Requirements

          All Access Persons, except for Independent Directors (see Section D. below), are subject to the following reporting requirements with respect to their personal securities transactions and securities holdings. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

          1.   Disclosure of Personal Holdings (Initial and Annual Reports).

               a. Initial Holdings Reports. No later than ten days after the person becomes an Access Person, the following information must be provided:

                    1. the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                    2. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                    3.   the date that the report is submitted by the Access
                         Person.

               b. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be provided:

                    1. the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                    2. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                    3.   the date that the report is submitted by the Access
                         Person.

          2. Duplicate Confirmations. All Access Persons (other than Independent Directors) shall direct their brokers to supply the Fund's Review Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions. Access Persons (other than Independent Directors) shall provide an initial report of their brokerage accounts and update the report when new brokerage accounts are opened.

          3. Quarterly Reports. Each Access Person (other than Independent Directors) shall, not later than ten days after the end of each calendar quarter, file with the Review Officer confidential quarterly reports containing the information set forth below with respect to personal securities transactions effected and brokerage accounts maintained during the quarter, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               Every quarterly report shall contain the following information with respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

               a. the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each security involved;

               b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c.   the price at which the transaction was effected;

               d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

               e.   the date that the report is submitted by the Access Person.

               With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               a. the name of the broker, dealer or bank with whom the Access Person established the account;

               b.   the account number and date the account was established; and

               c.   the date that the report is submitted by the Access Person.

     C.   Review

          The Review Officer and compliance staff shall review the initial, quarterly and annual Access Person reports, as well as duplicate confirmations, and compare the information disclosed in such reports with the trading records of the Fund or the Advisory Clients. In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.F. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     D.   Certification of Compliance

          Each Access Person is required to certify annually that he or she has read and understood the Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.   REQUIREMENTS FOR INDEPENDENT DIRECTORS




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     Each Independent Director shall provide an annual certification, as required in Section IV. E. above, certifying that they have read the Code and are subject to the Code. Independent Directors are not required to provide quarterly reports unless such Director, at the time of a transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the Director (i) such security was being purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund.

VI. REVIEW BY THE BOARD OF DIRECTORS OF THE FUND OR BOARD OF MANAGERS OF THE ADVISER

     A.   Board Approval

          The Board of Directors of the Fund, including a majority of the Independent Directors of the Fund, and the Board of Managers of the Adviser, must initially approve this Joint Code of Ethics, and unless exempted by SEC rules, each principal underwriter of the Fund. In addition, the Board of Directors, including a majority of the Independent Directors of the Fund and the Board of Managers of the Adviser, must approve any material change to such codes of ethics no later than six months after the change.

     B.   Reports to the Board

          At least annually, the Review Officer shall furnish to the Fund's Board of Directors, and the Board must consider, a written report that includes:

          1. all existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

          2.   any recommended changes to the Code or procedures;

          3. a summary of any issues arising under the Code since the last report to the Board including, but not limited to, information about material violations which occurred during the period, and the sanctions or other action that was taken in response to such violations; and

          4. A certification that the Fund and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

VII. SANCTIONS

     A.   Sanctions for Violations by Access Persons

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the President of the Fund, who will determine what sanctions, if any, are deemed appropriate, including, among other possible sanctions, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors of the Fund.

     B.   Sanctions for Violations by Independent Directors

          If the Review Officer determines that any Independent Director has violated this Code, he or she shall so advise the President of the Fund and also a committee consisting of the Independent Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Fund, which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS

     A.   Access Persons

          The Review Officer will identify all Access Persons who are under a duty to make reports to the Fund and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records

          The Fund's Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4. a list of all persons who are required, or within the past five years have been required, to make reports or who are or were responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place; and

          5. a copy of each periodic written report to the Fund's Board of Directors relating to a code of ethics provided by the Fund, the Adviser, or any other investment adviser or principal underwriter, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     C.   Confidentiality

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions

          The Board of Directors of the Fund may from time to time adopt such interpretations of this Code as it deems appropriate.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                          QUARTERLY TRANSACTION REPORT

To:                                       , Review Officer
    ------------------------------------

From:
      ----------------------------------
                  (Your Name)

Date:
      -----------------------------------

     This Quarterly Transaction Report (the "Report") is submitted pursuant to
Section IV.C.3 of the Joint Code of Ethics of Jacob Internet Fund and Jacob Asset Management of New York LLC and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) for the calendar quarter ended ____________________________.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-l(a) (2) of the Securities Exchange Act of 1934.


                                        Signature:
                                                   -----------------------------

                                                 Nature of                                         Name of the
                                                Transaction                                      Broker, Dealer
                                                 (whether              Principal                 or Bank With
                                              Purchase, Sale           Amount of     Price At      or Through
                                               or Other Type  Number   Securities    Which the      Whom The       Nature of
  Date of      Title of   Interest  Maturity  of Disposition    of    Acquired or   Transaction    Transaction   Ownership of
Transaction  Transaction    Rate      Date    Or Acquisition  Shares  Disposed Of  Was Effected   Was Effected    Securities*
-----------  -----------    ----      ----    --------------  ------  -----------  ------------   ------------    -----------

----------
* If appropriate, you may disclaim beneficial ownership of any security listed in this report.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name:
      __________________________________________________________________________

Date For Which You Seek Approval: ______________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold: _____________________________________________________________
________________________________________________________________________________

Nature of the transaction (i.e., purchase, sale):(1) ___________________________
________________________________________________________________________________
________________________________________________________________________________

Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate(2) of the issuer?

                     Yes ___ No ___

     If yes, please describe:___________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)
________________________________________________________________________________
________________________________________________________________________________

----------
     (1) If other than market order, please describe any proposed limits.

     (2) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     (3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A, "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Personal Trading Request and Authorization Form -

Do you have any material non-public information concerning the issuer?

                     Yes ___ No ___

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                     Yes ___ No ___

     If yes, please report the name of the issuer and the total number of shares "beneficially owned":___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by an Advisory Client that may be relevant to a determination as to the existence of a potential conflict of interest?(4)

                     Yes___ No___

     If yes, please describe: __________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     To the best of your knowledge and belief, the answers that you have provided above are true and correct.


                                        ----------------------------------------
                                        Signature

----------
     (4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the issuer. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Personal Trading Request and Authorization Form -

Approval or Disapproval of Personal Trading Request (to be completed by Review Officer):

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary(5) for approval of the proposed transaction have been satisfied.

___ I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:                                  Signed:
       ------------------------------           --------------------------------

                                        Title:
                                               ---------------------------------

----------
     (5) In the case of a personal securities transaction by an Access Person of the Adviser, the Joint Code of Ethics requires that the Review Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Adviser's clients, (ii) would be unlikely to affect the market in which such client's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Adviser's clients. In addition, the Joint Code requires that the Review Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with a client.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                   PERSONAL TRADING REQUEST AND AUTHORIZATION
                             FOR PURCHASE OR SALE OF
                                A REPORTABLE FUND

Personal Trading Request (to be completed by an Access Person prior to any personal trade of Reportable Funds):

Name: __________________________________________________________________________


Date For Which You Seek Approval: ______________________________________________

Dollar amount or number of Reportable Fund shares to be purchased or sold: _____
________________________________________________________________________________

Nature of the transaction (i.e., purchase, sale): ______________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for the transaction (i.e., liquidity, retirement investment, tax reasons, etc.): _________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Will the redemption of shares of a Reportable Fund result in a violation of the Mandatory Holding Period (cannot profit from the sale of shares of a Reportable Fund within 60 calendar days of the purchase of such securities)?
Yes __  No ___

Is the transaction based on any non-public material information with regard to holdings in the Fund's portfolio? Yes ___ No ___

     To the best of your knowledge and belief, the answers that you have provided above are true and correct.


                                        ----------------------------------------
                                        Signature

Approval or Disapproval of Personal Trading Request (to be completed by Review Officer):

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary(1) for approval of the proposed transaction have been satisfied.

___ I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:                                  Signed:
      -------------------------------           --------------------------------

                                        Title:
                                               ---------------------------------

----------
     (1) In the case of a personal securities transaction by an Access Person of the Adviser, the Joint Code of Ethics requires that the Review Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Adviser's clients, (ii) would be unlikely to affect the market in which such client's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Adviser's clients. In addition, the Joint Code requires that the Review Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with a client.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                             INITIAL HOLDINGS REPORT

To:                                                           , Review Officer
    ----------------------------------------------------------

From:
      ---------------------------------------------------------------
                                 (Your Name)

Date:
      -------------------------------------------------------------------

     I hereby acknowledge receipt of a copy of the Joint Code of Ethics for Jacob Internet Fund Inc. and Jacob Asset Management of New York LLC. I have read and understand the Joint Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

     This Initial Holdings Report (the "Report") is submitted pursuant to
Section IV.C.1.a. of the Joint Code of Ethics of Jacob Internet Fund Inc. and Jacob Asset Management LLC and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client).

     Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Securities held or to be acquired by any Client.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

                                                            Name of the Broker, Dealer or Bank
                                         Principal Amount       With Whom Account in Which
Title of Securities   Number of Shares     of Securities    Securities Were Held is Maintained
-------------------   ----------------   ----------------   ----------------------------------


                                           Signature:
                                                      --------------------------

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                             ANNUAL HOLDINGS REPORT

To:                                                           , Review Officer
    ----------------------------------------------------------

From:
      ---------------------------------------------------------------
                                 (Your Name)

Date:
      -------------------------------------------------------------------

     This Annual Holdings Report (the "Report") is submitted pursuant to Section IV.C.1.b. of the Joint Code of Ethics of Jacob Internet Fund Inc. and Jacob Asset Management of New York LLC and supplies information with respect to securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) as of December 31, ______.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

                                                            Name of the Broker, Dealer or Bank
                                         Principal Amount       With Whom Account in Which
Title of Securities   Number of Shares     of Securities    Securities Were Held is Maintained
-------------------   ----------------   ----------------   ----------------------------------

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE JOINT CODE OF ETHICS OF THE FUND AND ADVISER, AMENDED AND RESTATED AS OF APRIL 16, 2004, (2) RECOGNIZE THAT I AM SUBJECT TO THE JOINT CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE JOINT CODE OF ETHICS OVER THE PAST YEAR, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THE JOINT CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE JOINT CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS ANNUAL REPORT IS TRUE AND CORRECT.

Name (Print)
             -----------------------------------------
Signature
          --------------------------------------------
Date
     -------------------------------------------------

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                                 CODE OF ETHICS

                           ANNUAL ACKNOWLEDGEMENT FORM

I have read the Joint Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer or designee, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Policy Statement on Insider Trading, the Code of Ethics, or the related Procedures may lead to sanctions or significant remedial actions. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Section III.C. of the Code.

In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code and the related Procedures. I have reported to the Compliance Officer or designee all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, investment advisors, companies or other institutions. I have disclosed all personal accounts and securities for which I have direct or indirect beneficial ownership. I will continue to do so on an annual basis as long as I am employed by Jacob Asset Management or its affiliates.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

Print Name
           ---------------------------
Signature
          ----------------------------
Date
     ---------------------------------

--------------------------------------------------------------------------------

                              ASSET DISCLOSURE FORM
                      Employee Report of Brokerage Account
                 Initial / Supplemental Disclosure (circle one)
--------------------------------------------------------------------------------

Employee Name:

Department:

Date:

Employee Phone Number:

I have direct or indirect ownership** interest in the following accounts that are held at the following brokerage/dealers, companies or other institutions:

-------------------------------------------------------------------------------------
Broker/Dealer/Company   Address and Contact at Broker/Dealer/Company   Account Number
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

               (Use reverse side to enter additional information.)

I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest. I understand that I must contact the Compliance Officer or designee at the time an account is closed and/or new account is opened.


Signature:
           ---------------------------

**Accounts for which you have a direct of indirect beneficial ownership interest include, for example, your own accounts as well as accounts of you spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest. Please call the Compliance Officer or designee if you are unsure if you have a beneficial ownership interest in a brokerage account.

--------------------------------------------------------------------------------